UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 27, 2017
Date of Report (Date of earliest event reported)

Flex Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

800 Boylston Street, 24th Floor Boston, MA	02199
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 874-1821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2017, Flex Pharma, Inc. (the "Company") entered into a lease agreement (the "Lease Agreement") with BP Prucenter Acquisition LLC for the Company's headquarters located at 800 Boylston Street, Boston, Massachusetts. The Company's current sublease will terminate on August 31, 2017, following which time the Company will lease the same location from September 1, 2017 until August 31, 2019 pursuant to the terms of the Lease Agreement. Under the Lease Agreement, the Company will lease 7,234 square feet and the lease payments will be approximately $38,883 per month.

The foregoing description of the Lease Agreement is not complete and is qualified in its entirety by reference to the full text of the Lease Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
10.1	Lease Agreement, dated January 27, 2017, between Flex Pharma, Inc. and BP Prucenter Acquisition LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flex Pharma, Inc.

Dated: February 2, 2017
	By:	/s/ Robert Hadfield
Robert Hadfield
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Lease Agreement, dated January 27, 2017, between Flex Pharma, Inc. and BP Prucenter Acquisition LLC